As filed with the Securities and Exchange Commission on March 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PMV PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-3218129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Alexander Park Drive, Suite 301

Princeton, NJ 08540

(609) 642-6670

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2020 Equity Incentive Plan

(Full title of the plan)

David H. Mack, Ph.D.

President and Chief Executive Officer

PMV Pharmaceuticals, Inc.

400 Alexander Park Drive, Suite 301

Princeton, NJ 08540

(609) 642-6670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth A. Clark Tony Jeffries Megan J. Baier David G. Sharon Wilson Sonsini Goodrich & Rosati, P.C. 31 West 52nd Street, Fifth Floor New York, NY 10019 (212) 999.5800	Michael Carulli Chief Financial Officer PMV Pharmaceuticals, Inc. 400 Alexander Park Drive, Suite 301 Princeton, NJ 08540 (609) 642-6670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering additional securities of the same class as other securities for which a registration statement of PMV Pharmaceuticals, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective. The number of the Registrant’s common stock available for grant and issuance under the 2020 Equity Incentive Plan (“2020 Plan”) is subject to annual increase on the first day of each fiscal year beginning with fiscal year 2021, in an amount equal to the least of (i) 4,406,374 shares, (ii) five percent (5%) of the outstanding shares of the Registrant’s common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the 2020 Plan administrator. On January 1, 2026, the number of shares of the Registrant’s common stock available for grant and issuance under the 2020 Plan increased by 2,666,470 shares. This Registration Statement registers such additional shares of the Registrant’s common stock.

The Registrant previously registered shares of common stock for issuance under the 2020 Plan and the 2020 Employee Stock Purchase Plan (“2020 ESPP”) pursuant to (i) a registration statement on Form S-8 (File No. 333-249094) filed with the Commission on September 28, 2020, (ii) a registration statement on Form S-8 (File No.  333-256346) filed with the Commission on May 21, 2021, (iii) a registration statement on Form S-8 (File No. 333-262308) filed with the Commission on January 24, 2022, (iv) a registration statement on Form S-8 (File No. 333-269394) filed with the Commission on January 25, 2023, (v) a registration statement on Form S-8 (File No. 333-276667) filed with the Commission on January 24, 2024, and (vi) a registration statement on Form S-8 (File No.  333-284560) filed with the Commission on January 28, 2025 ((i), (ii), (iii), (iv), (v) and (vi), collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Registration Statements on Form S-8 previously filed with the Commission on September 28, 2020 (File No. 333-249094), May 21, 2021 (File No. 333-256346), January 24, 2022 (File No.  333-262308), January 25, 2023 (File No.  333-269394), January 24, 2024 (File No.  333-276667) and January 28, 2025 (File No.  333-284560);

(2) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 6, 2026 (File No. 001-39539);

(3) The description of the Registrant’s common stock contained in a registration statement on Form 8-A (File No. 001-39539), filed with the Commission on September 21, 2020, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s common stock contained in Exhibit 4.1 to the Registrant’s Annual report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 3, 2021, including any amendment or report filed for the purpose of updating such description; and

(4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-39539	3.1	9/29/2020

4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-39539	3.3	5/10/2023

4.3	Specimen common stock certificate of the Registrant	S-1/A	333-248627	4.2	9/21/2020

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

99.1	2020 Equity Incentive Plan and forms of agreements thereunder	S-1/A	333-248627	10.3	9/21/2020

99.2	2020 Employee Stock Purchase Plan and forms of agreements thereunder	10-Q	001-39539	10.4	5/09/2024

107*	Calculation of Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, New Jersey, on March 6, 2026.

PMV PHARMACEUTICALS, INC.

By:	/s/ David H. Mack
David H. Mack, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Mack, Ph.D. and Michael Carulli as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and substitution, for him or her and in their name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Mack David H. Mack, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2026

/s/ Michael Carulli Michael Carulli	Chief Financial Officer (Principal Financial and Accounting Officer)	March 6, 2026

/s/ Richard Heyman Richard Heyman, Ph.D.	Chair of the Board	March 6, 2026

/s/ Charles M. Baum Charles M. Baum, M.D., Ph.D.	Director	March 6, 2026

/s/ Arnold L. Levine Arnold Levine, Ph.D.	Director	March 6, 2026

/s/ Carol Gallagher Carol Gallagher, Pharm.D.	Director	March 6, 2026

/s/ Laurie Stelzer Laurie Stelzer	Director	March 6, 2026

/s/ Kirsten Flowers Kirsten Flowers	Director	March 6, 2026